UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

Astec Industries, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road, Chattanooga, Tennessee 37421

(Address of principal executive offices) (Zip Code)

(423) 899-5898

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 28, 2025, Astec Industries, Inc. (the "Company") entered into a Membership Interest Purchase Agreement (the “Agreement”) with RLI TSG Holdings LLC, Milacron LLC and the other seller parties thereto (collectively, the “Sellers”), RLIH, LLC (the “Sellers’ Representative”) and TerraSource Holdings, LLC, a Delaware limited liability company (“TerraSource”), a market-leading manufacturer of material processing equipment and related aftermarket parts serving complementary crushing, screening and separation applications and headquartered in Missouri. Pursuant to the Agreement, on the terms and subject to the conditions therein, the Company has agreed to acquire 100% of the equity interests of TerraSource (such acquisition, the “Transaction”).

Under the terms of the Agreement, the total consideration payable by the Company to the Sellers will be $245.0 million on a cash-free, debt-free basis, subject to a customary purchase price adjustment, as set forth in the Agreement.

The closing of the Transaction (the “Closing”) is subject to certain customary conditions, including (i) the accuracy of the representations and warranties of each of the parties to the Agreement, subject to customary standards of materiality, (ii) the expiration or earlier termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the compliance in all material respects by the parties of their respective covenants and obligations under the Agreement, and (iv) the absence of a Material Adverse Effect (as defined in the Agreement).

The Agreement contains customary representations, warranties and covenants. From the date of the Agreement until the Closing, TerraSource is required to conduct its business in the ordinary course of business in all material respects and to not take certain actions with respect to its business without the Company’s prior written consent. The Agreement contains customary termination rights, including that the parties may terminate the Agreement if the transactions contemplated by the Agreement have not been completed by August 1, 2025. In addition, the Company is required to pay TerraSource a termination fee of $15 million if the Agreement is terminated, subject to certain conditions, following the failure of the Company to consummate the Closing at a time when all conditions to Closing have been satisfied or waived in accordance with the terms of the Agreement.

The Sellers have agreed to indemnify the Company for certain losses arising from breaches of their respective representations and warranties in the Agreement, subject to certain customary limitations. In addition, the Company has obtained a commitment for “representations and warranties” insurance which will provide coverage for breaches of certain representations and warranties of TerraSource and the Sellers contained in the Agreement, subject to certain deductibles, exclusions, policy limits and other terms and conditions.

The Sellers will also enter into customary non-competition and non-solicitation agreements in connection with the Transaction.

The Agreement provides that the Company will establish cash and equity retention programs to be allocated among key executives of TerraSource for retention payments post-Closing.

The foregoing descriptions of the Agreement and the Transaction contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Agreement governs the contractual rights between the parties in relation to the Company’s acquisition of 100% of the equity interests of TerraSource. The Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Agreement and is not intended to provide, modify or supplement any information about the Company, TerraSource or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or TerraSource. The representations and warranties contained in the Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Closing if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01. Other Events.

In connection with the Transaction, on April 28, 2025, the Company entered into a commitment letter (the "Commitment Letter") with Wells Fargo Bank, National Association, and the other lender parties thereto (collectively, the "Commitment Parties"), pursuant to which the Commitment Parties committed to provide (i) a senior secured revolving credit facility in an aggregate principal amount of $150.0 million (the “Revolving Credit Facility”) and (ii) a senior secured term loan facility in an aggregate principal amount of $350.0 million (the “Term Loan A Facility,” collectively with the Revolving Credit Facility, the “Senior Credit Facilities”), subject to the satisfaction of customary closing conditions. The Company intends to use the proceeds of the Senior Credit Facilities, together with cash on hand, to fund the Transaction, to terminate the commitments and repay the loans outstanding under that certain Credit Agreement, by and among, the Company, the lenders party thereto and Wells Fargo Bank, National Association, as agent for such lenders, dated December 19, 2022, and to pay for fees, costs and expenses incurred in connection with the foregoing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, the anticipated benefits from the Transaction and timing of the Transaction. Statements in this Current Report on Form 8-K that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors. These risks and uncertainties include, but are not limited to: the timing to consummate the Transaction and the risk that the Transaction may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Agreement, including circumstances requiring the Company pay a termination fee pursuant to the Agreement; the risk that the conditions to the Closing may not be satisfied or waived; the risk that regulatory approval for the Transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time on transaction-related issues; the continued availability of capital and financing and the Company’s ability to cause the financing contemplated by the Commitment Letter to be funded; the ability to successfully combine and integrate the acquired business and realize the anticipated benefits of the Transaction, including synergies, cost savings, innovation opportunities and other efficiencies from the Transaction; and those risks and uncertainties described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in the other reports filed subsequently by the Company with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1*	Membership Interest Purchase Agreement, dated April 28, 2025, by and among TerraSource Holdings, LLC, the seller parties thereto, Sellers’ Representative and Astec Industries, Inc.

104	Cover Page Interactive Data File embedded within the Inline XBRL document

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astec Industries, Inc.

Date: May 2, 2025	By:	/s/ Brian J. Harris
Brian J. Harris
Chief Financial Officer